FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



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                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report October 14, 2003
                       (Date of earliest event reported)


                          DENTSPLY INTERNATIONAL INC
                (Exact name of Company as specified in charter)



                  Delaware            0-16211        39-1434669
           (State of Incorporation) (Commission    (IRS Employer
                                    File Number)   Identification No.)




               570 West College Avenue, York, Pennsylvania   17405
              (Address of principal executive offices)     (Zip Code)



                                (717) 845-7511
               (Company's telephone number including area code)









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Item 5. - Other Events

     The Company was notified by the Department of Justice that it has filed a notice of appeal from the decision of the District Court Judge in the Department's antitrust case against the Company's artificial tooth distribution practices. The District Court Judge's decision held that the Company's practices did not violate the antitrust laws.

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                       (Company)



                                          /s/ Brian M. Addison
                                              Brian M. Addison
                                              Vice President, Secretary and
                                              General Counsel

Date: October 14, 2003